Exhibit 4.2

ENVESTNET, INC.

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of December 15, 2014

to Indenture

Dated as of December 15, 2014

1.75% Convertible Notes due 2019

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TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.	Scope of Supplemental Indenture	1
Section 1.02.	Definitions	2
Section 1.03.	Section References	10

ARTICLE 2
THE NOTES

Section 2.01.	Designation, Amount and Issuance of Notes	10
Section 2.02.	Form of the Notes	11
Section 2.03.	Date and Denomination of Notes; Payment at the Maturity Date; Payment of Interest	11
Section 2.04.	Registrar, Paying Agent and Conversion Agent	12
Section 2.05.	Registration of Transfer and Exchange	12
Section 2.06.	Global Securities	13
Section 2.07.	Purchase and Cancellation	14
Section 2.08.	Additional Notes	14
Section 2.09.	Mutilated, Destroyed, Lost or Stolen Notes	14

ARTICLE 3
PARTICULAR COVENANTS OF THE COMPANY

Section 3.01.	Covenants in Original Indenture	15
Section 3.02.	Compliance Certificate	15
Section 3.03.	Further Instruments and Acts	15
Section 3.04.	Future Subsidiary Guarantees	15

ARTICLE 4
REPURCHASE OF NOTES; NO REDEMPTION

Section 4.01.	Right To Require Repurchase Upon a Fundamental Change	15
Section 4.02.	No Redemption	19
Section 4.03	No Sinking Fund	19

ARTICLE 5
CONVERSION

Section 5.01.	Conversion Privilege; Conversion Rate	20
Section 5.02.	Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change	22
Section 5.03.	Exercise of Conversion Privilege	24
Section 5.04.	Settlement of Conversion Obligation	24
Section 5.05.	Fractions of Shares	27

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Section 8.03.	Successor Substituted	50

ARTICLE 9
REPORTS BY COMPANY

Section 9.01.	Reports by Company	51

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01.	Original Indenture	51
Section 10.02.	Discharge of Indenture	51
Section 10.03.	Deposited Monies and Shares To Be Held in Trust by Trustee	52
Section 10.04.	Paying Agent or Conversion Agent To Repay Monies and Shares Held	52
Section 10.05.	Reinstatement	53

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.	Supplemental Indentures Without Consent of Holders	53
Section 11.02.	Supplemental Indentures with Consent of Holders	54

ARTICLE 12
MISCELLANEOUS

Section 12.01.	Successors	55
Section 12.02.	Multiple Originals	55
Section 12.03.	Calculations	55
Section 12.04.	Benefits of Supplemental Indenture	55
Section 12.05.	Withholding Taxes	56
Section 12.06.	Waiver of Jury Trial	56
Section 12.07.	Governing Law	56
Section 12.08.	Concerning the Trustee	56

SCHEDULE

Schedule A	Make-Whole Table

EXHIBIT

Exhibit A	Form of Security

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FIRST SUPPLEMENTAL INDENTURE, dated as of December 15, 2014, between Envestnet, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”), having its principal office at 35 East Wacker Drive, Suite 2400, Chicago, Illinois, and U.S. Bank National Association, as trustee (the “Trustee”) to the Indenture dated as of December 15, 2014, between the Company and the Trustee (the “Original Indenture”; the Original Indenture as amended and supplemented hereby and as it may be further amended and supplemented in accordance herewith and therewith, with respect to the Notes, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide for, among other things, the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 3.1 of the Original Indenture provides for the Company to establish Securities of any series pursuant to a supplemental indenture, and Section 9.1(4) of the Original Indenture provides for the Company and the Trustee to enter into any such supplemental indenture to create a series of Securities and establish its terms as permitted by the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “1.75% Convertible Notes due 2019” (the “Notes” and each $1,000 principal amount thereof, a “Note”) the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Notes and this Supplemental Indenture, have been done;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. With respect to the Notes, the provisions of this Supplemental Indenture shall supplement and, to the extent they are inconsistent therewith, supersede any corresponding provisions in the Original Indenture.

Section 1.02.  Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                                  all words, terms and phrases used in this Supplemental Indenture and defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii)                               all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iv)                              all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(v)                                 the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 7.03.

“Additional Notes” has the meaning specified in Section 2.08.

“Additional Shares” has the meaning specified in Section 5.02(a).

“Administrative Agent” means Bank of Montreal or such other financial institution named as administrative agent under the Credit Facility.

“Bid Solicitation Agent” means, initially, the Company, or any other person the Company may appoint in the future to determine a Trading Price for the Notes as may be required pursuant to Section 5.01(a)(ii).

“Blockage Notice” has the meaning specified in Section 6.03.

“Business Day” means any day other than a Saturday, a Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or required to be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Settlement” has the meaning specified in Section 5.04(a).

“close of business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 5.04(a).

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as they exist on the Issue Date, subject to Section 5.12.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Conversion Agent” has the meaning specified in Section 2.04.

“Conversion Date” has the meaning specified in Section 5.03(a).

“Conversion Notice” has the meaning specified in Section 5.03(a).

“Conversion Period” means, with respect to any conversion of a Note:

(i)                                     if the relevant Conversion Date occurs prior to the Final Settlement Method Election Date, the 25 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date; and

(ii)                                  if the relevant Conversion Date occurs on or after the Final Settlement Method Election Date, the 25 consecutive Trading Day period beginning on, and including, the 27th Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” means at any time, in respect of each Note, $1,000 divided by the Conversion Rate in effect at such time.

“Conversion Rate” means, initially 15.9022 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“custodian” means the Trustee, as the initial custodian with respect to the Global Securities, or any successor entity.

“Credit Facility” means the credit agreement dated as of June 19, 2014 and amended December 8, 2014, among the Company, the guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of Montreal, as Administrative Agent, BMO Capital Markets Corp., as sole lead arranger and sole book runner and Associated Bank, N.A. and Fifth Third Bank, as co-syndication agents, as such agreement may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced from time to time by one or more credit and/or other agreements, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the indebtedness under such agreement, whether by the same or any other agent, lender or group of lenders.

“Daily Conversion Value” means, for each Trading Day during the Conversion Period, one-twenty fifth (1/25th) of the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” has the meaning specified in Section 5.04(a)(v).

“Daily Settlement Amount” has the meaning specified in Section 5.04(a)(v).

“Daily VWAP” of the Common Stock (or any security that is part of the Reference Property underlying the Notes, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “ENV <equity> AQR” (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of such Reference Property, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day or, if such volume-weighted average price is unavailable (or such Reference Property is not a security), the market value of one share of Common Stock (or such Reference Property) on such Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company for such purpose. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depository” means The Depository Trust Company until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean such successor Depository.

“Effective Date” has the meaning specified in Section 5.02(b).

“Event of Default” has the meaning specified in Section 7.02.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 5.06(e).

“Expiration Time” has the meaning specified in Section 5.06(e).

“Final Settlement Method Election Date” means the 30th Scheduled Trading Day prior to the Maturity Date .

“Free Convertibility Date” means July 1, 2019.

“Fundamental Change” shall mean the occurrence of any of the following:

(i)                                     a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing such person or group, as the case may be, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the common equity of the Company representing more than 50% of the voting power of all shares of the Company’s common equity (provided, however, that this clause (i) shall not apply to any transaction covered in clause (ii) below, including any exception thereto); or

(ii)                                  consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination of the Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction described in clauses (A) and (B) pursuant to which the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of the total voting power of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be deemed a Fundamental Change;

(iii)                               the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)                              the Common Stock or other common stock into which the Securities are convertible ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clause (ii) above will not be deemed to have occurred if at least 90% of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to Section 5.04).

“Fundamental Change Expiration Time” has the meaning specified in Section 4.01(a)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 4.01(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 4.01(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 4.01(a).

“Fundamental Change Purchase Right Notice” has the meaning specified in Section 4.01(b).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Global Security” means a Note executed by the Company and delivered by the Trustee to the Depository or pursuant to the Depository’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depository or its nominee.

“Indebtedness” has the meaning specified in Section 1.1 of the Original Indenture.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any.

“Interest Payment Date” means each June 15 and December 15 of each year, commencing with June 15, 2015.

“Irrevocable Election” has the meaning specified in Section 5.04(a)(iii).

“Issue Date” means December 15, 2014.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing per share sale price (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or in either case the then-standard closing time for regular trading on the relevant exchange or trading system); provided that if the closing sale price of the Common Stock is not so reported, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lender” means any lender under the Credit Facility.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (ii) of the definition thereof).

“Market Disruption Event” means (i) a failure by the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed, to open for trading or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means December 15, 2019.

“Maximum Conversion Rate” has the meaning specified in Section 5.02(b).

“Merger Transaction” has the meaning specified in Section 8.02.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the Recitals of the Company.

“open of business” means 9:00 a.m., New York City time.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Outstanding” means, with respect to the Notes, notwithstanding anything to the contrary in Section 1.1 Original Indenture, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 3.6 of the Original Indenture, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (B) Notes converted pursuant to Article 5 hereof, on and after their Conversion Date, (C) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Notes, only such Notes which a Responsible Officer of the trustee knows to be so owned shall be disregarded.

“Paying Agent” means the “Paying Agent” (within the meaning of the Original Indenture) with respect to the Notes, which shall initially be the Trustee.

“pay the Notes” has the meaning specified in Section 6.03.

“Payment Blockage Period” has the meaning specified in Section 6.03.

“Physical Securities” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Place of Payment” has the meaning specified in Section 2.04.

“Record Date” means, with respect to the payment of Interest, the June 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 15 and the December 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 15.

“Reference Property” has the meaning specified in Section 5.12(a).

“Registrar” has the meaning assigned to the term “Security Registrar” in Section 1.1 of the Original Indenture, which, with respect to the Notes, shall initially be the Trustee.

“Scheduled Trading Day” means (i) a day that is scheduled to be a Trading Day (as defined in this Section 1.01 for the applicable purpose) on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading or (ii) if the Common Stock is not listed on any such securities exchange or market, a Business Day.

“SEC” means the U.S. Securities and Exchange Commission (or any successor thereto).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Indebtedness” means the principal of, premium, if any, on, interest on (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), termination payments with respect to or in connection with, and all fees, costs, expenses, reimbursement amounts, indemnities and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for Indebtedness that by its terms expressly provides that it shall be subordinated to the Notes.

“Settlement Amount” has the meaning specified in Section 5.04(a)(iv).

“Settlement Method” means the election of the Company as set forth in this Supplemental Indenture of settling each Settlement Amount through Cash Settlement, Stock Settlement or Combination Settlement.

“Share Exchange Event” has the meaning specified in Section 5.12(a).

“Significant Subsidiary” means a Subsidiary that is a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” has the meaning specified in Section 5.04(a)(v).

“Spin-Off” has the meaning specified in Section 5.06(c).

“Stock Price” means, with respect to the Common Stock in connection with a Make-Whole Fundamental Change, (i) if holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change, the cash amount paid per share of Common Stock or (ii) if holders of Common Stock receive any consideration other than cash in such Make-Whole Fundamental Change or if a Make-Whole Fundamental Change occurs other than a Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change, the average of the Last Reported Sales Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the effective date of such Make-Whole Fundamental Change.

“Stock Settlement” has the meaning specified in Section 5.04(a).

“Supplemental Indenture” means this instrument, as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Surviving Entity” has the meaning specified in Section 8.02(b).

“Trading Day” means (a) except for purposes of determining Settlement Amounts pursuant to Section 5.04, a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in each case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market, or (b) for purposes of determining Settlement Amounts pursuant to Section 5.04 only, a day on which (i) there is no Market Disruption Event and (ii) The New York Stock Exchange or, if the

Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading, in either case, with a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or market. For the purposes of both (a) and (b) of this definition, if the Common Stock is not so listed, “Trading Day” means a Business Day.

“Trading Price” of the Notes means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers that the Company shall select; provided that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided further that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination (i) the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from an independent nationally recognized securities dealer, (ii) if the Company shall have failed to request the Bid Solicitation Agent (if other than the Company) to obtain bids when required or (iii) if the Bid Solicitation Agent has failed to obtain bids when required, then, in each any such case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for the Notes on such date.

“Trading Price Condition” has the meaning specified in Section 5.01(b)(ii).

“Trigger Event” has the meaning specified in Section 5.06(c).

“Underwriters” means the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement dated December 2, 2014 among the Company and the Underwriters relating to the purchase and sale of the Notes.

“U.S.” or “United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 5.06(c).

Section 1.03.  Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Supplemental Indenture unless otherwise specified.

ARTICLE 2

THE NOTES

Section 2.01.  Designation, Amount and Issuance of Notes.  The Securities to be issued hereunder shall be designated as the “1.75% Convertible Notes due 2019.” The Notes will be initially limited to an aggregate principal amount of $150,000,000 (or up to $172,500,000 if the Underwriters exercise their option to purchase additional Notes granted pursuant to the Underwriting Agreement in full), subject to Section 2.08 of this Supplemental Indenture and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.3, 3.5 and 3.6 of the Original Indenture and Sections 2.06, 4.01 and 5.03 of this Supplemental Indenture.

Section 2.02.  Form of the Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

So long as the Notes are eligible for book-entry settlement with the Depository, or unless otherwise required by law, subject to Section 2.06 of this Supplemental Indenture, all of the Notes will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with the Indenture and the applicable procedures of the Depository. Except as provided in Section 2.06 of this Supplemental Indenture, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Security shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.

Section 2.03. Date and Denomination of Notes; Payment at the Maturity Date; Payment of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall accrue Interest from the date specified on the face of the form of Notes attached as Exhibit A hereto or from the most recent date to which Interest has been duly paid or provided for.

The principal amount of and Interest on Global Securities registered in the name of or held by The Depository or its nominee shall be paid by wire transfer in immediately available funds to such Depository or nominee, as applicable.  The principal amount of Physical Securities shall be payable at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate principal amount of $2,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate principal amount of more than $2,000,000 of Securities, either by check mailed to such Holders or, upon written application by a Holder to the Security Registrar not later than the relevant

Record Date for such Interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.

The Company shall make any required interest payments to the Person in whose name each Note is registered at the close of business on the Record Date for the interest payment.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date or Fundamental Change Purchase Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

Section 2.04. Registrar, Paying Agent and Conversion Agent.  The Company agrees that the office or agency maintained by the Company pursuant to Sections 3.5 of the Original Indenture, with respect to the Notes, shall be located in the continental United States. The Company shall also maintain an office in the continental United States where the Notes may be presented for conversion (the “Conversion Agent”). The Company initially appoints the Trustee as the Conversion Agent and initially designates the office or agency maintained by the Company in New York City pursuant to Section 3.5 of the Original Indenture as the place of payment for the Notes (the “Place of Payment”).

The Company shall enter into an appropriate agency agreement with any Conversion Agent not a party to this Supplemental Indenture. The agreement shall implement the provisions of this Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Conversion Agent, the Company shall act as Conversion Agent.

In addition to Section 6.9 of the Original Indenture, the Company may remove any Conversion Agent upon 30 days’ prior written notice to such Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Conversion Agent and delivered to the Trustee or (2) notification to the Trustee that the Company shall serve as Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Conversion Agent only if the Trustee also resigns as Trustee in accordance with Section 6.9 of the Original Indenture. If the Conversion Agent receives any cash or shares of Common Stock hereunder, the Conversion Agent agrees to hold such cash or shares in trust for the sole benefit of the relevant Holders.

The Company may appoint additional Conversion Agents and may approve any change in the office through which any Conversion Agent acts.

Section 2.05.  Registration of Transfer and Exchange.  Notwithstanding anything in Section 3.5 of the Original Indenture to the contrary, neither the Company nor the Trustee nor any Registrar shall be required to exchange or register a transfer of (a) any Notes or portions thereof surrendered for conversion pursuant to Article 5, or (b) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 4.01.

The last paragraph of Section 3.5 of the Original Indenture shall not apply to the Notes, and any reference in the Original Indenture to such provision shall be deemed to refer to this Section 2.05.

Section 2.06. Global Securities.  The following provisions shall apply to Global Securities in addition to, or to the extent applicable, in lieu of, those provisions in Section 3.5 of the Original Indenture that are applicable to the Notes:

(a)                                 The Company will issue, and the Trustee upon receipt of a Company Order will authenticate, Physical Securities in the name of the Depository’s participants, in accordance with the Depository’s procedures, in exchange for the Global Security if (i) the Depository notifies the Company at any time that it is unwilling or unable to continue as Depository for the Global Securities and a successor Depository is not appointed within 90 days; or (ii) the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed within 90 days. In addition, if an Event of Default with respect to the Notes has occurred and is continuing and any beneficial owner of an interest in a Global Security requests that its beneficial interest be exchanged for a Physical Security, the Company will issue and the Trustee upon receipt of a Company Order will authenticate Physical Securities in the name of such beneficial owner in exchange for the corresponding portion of such Global Security, which the Depository will distribute to such beneficial owner.  The seventh paragraph of Section 3.5 of the Original Indenture shall not apply to the Notes, and any reference in the Original Indenture to such provision shall be deemed to refer to this Section 2.06.

Notwithstanding anything to the contrary in the Indenture or the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depository or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Security for a Physical Security in accordance with this Section 2.06.

Notes issued in exchange for a Global Security or any portion thereof pursuant to this Section 2.06(a) shall be issued in definitive, fully registered form, without Interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required under the Indenture.

(b)                                 Upon any request by the Depository or a beneficial owner in the circumstances described in Section 2.06(a), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without Interest coupons.

(c)                                  At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Physical Securities, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction. The Company shall promptly notify the Trustee in writing of any repurchase, conversion, cancellation or exchange effected through any Paying Agent, Registrar or Conversion Agent other than the Trustee.

Section 2.07.  Purchase and Cancellation.  The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  Notwithstanding anything to the contrary in the Original Indenture, the Company shall cause any Notes so purchased (other than Notes purchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and they will no longer be considered Outstanding.

Section 2.08. Additional Notes. The Company may, from time to time without the consent of the Holders of Outstanding Notes, reopen the Indenture and issue additional Notes under the Indenture (“Additional Notes”) with the same terms (other than differences in the issue date and, in some cases, the issue price, the first interest accrual date and first Interest Payment Date) as the Notes issued on the Issue Date in an unlimited amount; provided that if any such Additional Notes are not fungible for U.S. federal income tax purposes with the Notes issued on the Issue Date, such Additional Notes shall have a separate CUSIP number. The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under the Indenture, including for purposes of voting.

The Company shall cause all Notes surrendered for payment, repurchase (including in accordance with the preceding paragraph), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any agents, Subsidiaries or Affiliates of the Company), to be delivered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be cancelled promptly by the Trustee in accordance with its customary procedures.  Except with respect to the Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in the Indenture.

Section 2.09. Mutilated, Destroyed, Lost or Stolen Notes.  With respect to the Notes, the words “or is about to become due and payable” in the third paragraph of Section 3.6 of the Original Indenture shall be deemed to have been deleted.

ARTICLE 3

PARTICULAR COVENANTS OF THE COMPANY

Section 3.01. Covenants in Original Indenture.  The following covenants of the Company are made in addition to the covenants set forth in Article 10 of the Original Indenture.

Section 3.02. Compliance Certificate. Notwithstanding anything to the contrary in Section 10.7 of the Original Indenture, the Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2014) an Officer’s Certificate stating whether or not the signer thereof has knowledge of any Event of Default that occurred during the previous year and whether the Company, to the officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, their status and what action the Company is taking or proposing to take in respect thereof. Any notice required to be given under this Section 3.02 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 3.03. Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 3.04.  Future Subsidiary Guarantees.  The Company shall cause each Subsidiary that guarantees payment by the Company of any unsecured debt securities of the Company issued by the Company in an offering registered pursuant to the Securities Act or in an offering exempt from such registration pursuant to Rule 144A and/or Regulation S thereunder to execute and deliver to the Trustee a supplemental indenture pursuant to Section 11.01 under which such Subsidiary will guarantee payment of the Securities and the obligations of the Company to the Trustee under the Indenture on terms substantially similar to the guarantee of such debt securities.  If any such Subsidiary shall no longer provide such a guarantee with respect to any such debt securities, the Company may execute and deliver to the Trustee pursuant to Section 11.01 a further supplemental indenture in order to remove such guarantee of the Securities by such Subsidiary.

ARTICLE 4

REPURCHASE OF NOTES; NO REDEMPTION

Section 4.01. Right To Require Repurchase Upon a Fundamental Change.

(a)                                 If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or a multiple of $1,000 principal amount, on the date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Purchase Right Notice (as defined below) at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest, thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change

Purchase Price”); provided, however, that if Notes are purchased pursuant to this Section 4.01 on a Fundamental Change Purchase Date that falls after the close of business on a Record Date but at or prior to the close of business on the corresponding Interest Payment Date, the Interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Record Date, in which case, the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes being purchased.

Purchases of Notes under this Section 4.01 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note during the period between the delivery of the Fundamental Change Purchase Right Notice and the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii)                                  delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time during period between the delivery of the Fundamental Change Purchase Notice and the Fundamental Change Expiration Time (together with all necessary endorsements, if the Notes are Physical Securities) at the corporate trust office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice shall state:

(A)                               if certificated, the certificate numbers of Notes to be delivered for purchase;

(B)                               the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(C)                               that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Securities, the Fundamental Change Purchase Notice must comply with applicable Depository procedures.

The Company shall be required to purchase, pursuant to subsection (d), Notes that have been validly surrendered and not withdrawn on the Fundamental Change Purchase Date pursuant to subsection (c) of this Section 4.01.

Notes to be purchased pursuant to this Section 4.01 shall be paid for in cash.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of subsection (c) of this Section 4.01.

Any Note that is to be purchased only in part shall be, if certificated, surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, or, if a Global Security, the Trustee, or the custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby for the purchased portion of the principal of the Note.

(b)                                 The Company shall give the Trustee and Paying Agent and each Holder a written notice of the Fundamental Change within 20 calendar days after the occurrence of such Fundamental Change (such notice, the “Fundamental Change Purchase Right Notice”) and of the purchase right at the option of Holders arising as a result thereof. Such notice shall be either by first class mail or, with respect to Global Notes, in accordance with the Depository’s notice procedures.  Simultaneously with providing such Fundamental Change Purchase Right Notice, the Company shall publish a notice containing the information included therein on the Company’s website or through such other public medium as the Company may use at such time.

The Fundamental Change Purchase Right Notice shall specify (if applicable):

(i)                                     the events causing the Fundamental Change;

(ii)                                  the effective date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the purchase right pursuant to this Article 4;

(iv)                              the Fundamental Change Purchase Price;

(v)                                 the Fundamental Change Purchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)                        that Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Section 4.01; and

(vii)                           the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 4.01.

(c)                                  A Fundamental Change Purchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Purchase Right Notice at any time until the Fundamental Change Expiration Time, specifying:

(i)                                     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)                                  if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, and

(iii)                               the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depository.

(d)                                 On or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to purchase on the Fundamental Change Purchase Date all of the Notes to be repurchased on such date at the Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for each Note surrendered for purchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Purchase Price in this Section 4.01), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 4.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depository shall be made by wire transfer of immediately available funds to the account of the Depository or its nominee. The Trustee (or other Paying Agent) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(e)                                  If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to purchase on the Fundamental Change Purchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Purchase Date, then on and after the Fundamental Change Purchase Date (i) such Notes shall cease to be Outstanding and Interest, if any, shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made and whether or not the Notes have been delivered to the Trustee or Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate, other than (A) the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes, and (B) if the Fundamental Change Purchase Date falls after a Record Date and on or prior to the related Interest Payment Date the right of the Holder on such Record Date to receive the Interest payable on such Interest Payment Date.

(f)                                   In connection with any offer to purchase the Notes pursuant to this Article 4, the Company shall, if required:

(i)                                     comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable;

(ii)                                  file a Schedule TO or any successor or similar schedule under the Exchange Act, if required; and

(iii)                               otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights and obligations under this Article 4 to be exercised in the time and in the manner specified herein.

(g)                                  Notwithstanding anything to the contrary herein, no Notes may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date (except in the case of an acceleration resulting from the Company’s default in the payment of the Fundamental Change Purchase Price with respect to such Notes).

(h)                                 Notwithstanding anything to the contrary in this Article 4, the Company shall not be required to make a Fundamental Change purchase offer pursuant to a Fundamental Change Purchase Notice upon a Fundamental Change if a third party makes the Fundamental Change purchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article 4 and purchases all Notes properly tendered and not withdrawn under the Fundamental Change purchase offer.

Section 4.02.                          No Redemption.  Article 11 of the Original Indenture shall not apply with respect to the Notes.  The Notes shall not be redeemable at the option of the Company prior to the Maturity Date.

Section 4.03.  No Sinking Fund.  No sinking fund shall be provided with respect to the Notes.

ARTICLE 5

CONVERSION

Section 5.01. Conversion Privilege; Conversion Rate.

(a)                                 Subject to the conditions and during the periods described in Section 5.01(b), and upon compliance with the provisions of this Article 5, a Holder shall have the right to surrender for conversion all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes at any time until the close of business on the Business Day immediately preceding the Free Convertibility Date.  On and after the Free Convertibility Date and until the close of business on the second Scheduled Trading Day immediately prior to the Maturity Date, a Holder shall have the right to surrender all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes for conversion, regardless of whether any of the conditions described in section 5.01(b) have been satisfied, upon compliance with the provisions of this Article 5.  Upon conversion of Notes, the holder shall be entitled to receive the amounts due upon conversion specified in Section 5.04 based on the applicable Conversion Rate then in effect.  The Conversion Rate in effect at any time shall be subject to adjustment in the manner set forth herein.

(b)                                 Subject to the conditions and during the periods described in this section 5.01(b), a Holder shall have the right to surrender its Notes for conversion at any time until the close of business on the Business Day immediately preceding the Free Convertibility Date.

(i)                                     Prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, a Holder may surrender all or any portion of its Notes for conversion during any calendar quarter commencing after the quarter ending March 31, 2015 (and only during such calendar quarter) if the Last Reported Sale Price of the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) in the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the Conversion Price of the Notes in effect on each applicable Trading Day.

(ii)                                  If, prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, the Trading Price per $1,000 principal amount of the Notes on each Trading Day during any five consecutive Trading Day period is less than 98% of (x) the Last Reported Sale Price of the Common Stock on such Trading Day multiplied by (y) the Conversion Rate in effect on such Trading Day, a Holder may surrender its Notes for conversion at any time during the following five consecutive Business Days (the “Trading Price Condition”).

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company shall have requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of a Note provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Trading Price Condition has been met, the Company shall so notify the Holders of the Notes and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes and the Trustee.

(iii)                               If, prior to the close of business on the Business Day immediately preceding the Free Convertibility Date, the Company elects to issue or distribute, as the case may be, to all or substantially all holders of Common Stock:

(x)                                 rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days from the announcement date for such distribution, Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance; or

(y)                                 cash, debt securities (or other evidence of indebtedness) or other assets or securities (including, for the avoidance of doubt, any rights, options or warrants that are not described in clause (i) above, but excluding dividends or distributions described in Section 5.06(a)), which distribution has a per share value exceeding 10% of the Last Reported Sale Price of Common Stock as of the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify Holders at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.  Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such issuance or distribution will not take place. A Holder may not convert any of its Notes under this subsection (iii) if the Company provides that Holders of the Notes shall participate, at the same time and upon the same terms as holders of Common Stock and as a result of holding the Notes, in the relevant distribution described above without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate on the record date for the distribution multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iv)                              If (x) a Fundamental Change or a Make-Whole Fundamental Change occurs or (y) the Company is a party to (a) a consolidation, merger, binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person, the Securities may be surrendered for conversion at any time from or after the date that on which the Company shall provide the notice specified below until the Close of Business (i) if such transaction is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and, (ii) otherwise, on the 35th Business Day immediately following the effective date for such transaction.  The Company will notify the Holders and the Trustee of any such transaction:

(A)                               as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(B)                               if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the Business Day following the actual effective date of such transaction.

Section 5.02.  Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)                                 If the Effective Date of a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) under the circumstances and as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent (or in the case of global Securities, the relevant Conversion Notice in accordance with the Depositary’s applicable procedures) from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (ii) of the definition thereof, the 35th Scheduled Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy its conversion obligation by Stock Settlement, Cash Settlement or Combination Settlement in the manner specified in Section 5.04.  However, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in the clause (ii) of the definition of Fundamental Change is composed entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $1,000 principal amount of Notes converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 5.02) multiplied by (ii) such Stock Price.  In such event, the Company will pay such amount of cash to a converting Holder on the third Business Day following the applicable Conversion Date.

(b)                                 The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change as set forth in Section 5.02(a) shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price. The exact Stock Price and Effective Date may not be set forth in the table attached as Schedule A hereto, in which case:

(i)                                     if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts or the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate; and

(iii)                               if the Stock Price is less than $47.46 per share (subject to adjustment in the same manner as the Stock Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding anything herein to the contrary, the Company shall not increase the Conversion Rate to more than 21.0703 shares of Common Stock (the “Maximum Conversion Rate”) per $1,000 in principal amount of Notes pursuant to the events described in this Section 5.02; provided the Company shall adjust the Maximum Conversion Rate upon the occurrence of any event for which, and in the same manner in which, it must adjust the Conversion Rate pursuant to Section 5.06.

(c)                                                 The Stock Prices set forth in the first row of the table in Schedule A hereto (i.e., the column headers) and the number of Additional Shares in the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 5.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The numbers of Additional Shares within the table attached as Schedule A hereto shall each be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 5.06.

(e)                                  The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 5.03.  Exercise of Conversion Privilege

(a)                                 Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Security, transfer such Note to the Conversion Agent through the facilities of the Depository and comply with the applicable conversion procedures of the Depository in effect at that time and, if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.04(d) and, if required, pay all taxes or duties, if any, as set forth in Section 5.09 and (ii) in the case of a Physical Security, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the form set forth in Exhibit A hereto (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered upon settlement of the conversion obligation to be registered, (B) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay all transfer or similar taxes, if any, as set forth in Section 5.09 and (D) if required, pay funds equal to Interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 5.04(d). The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. A Note shall be deemed to have been converted on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in this Section 5.03.

If the Holder of a Note has submitted such Note for purchase upon a Fundamental Change, such Holder may only convert such Note if it withdraws its Fundamental Change Purchase Notice prior to the Fundamental Change Expiration Time, in accordance with Section 4.01(c).

(b)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of an Officers’ Certificate, authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Section 5.04. Settlement of Conversion Obligation.  The provisions of this Section 5.04 shall be subject to the provisions of Section 5.08.

(a)                                 Upon conversion of any Note, the Company may choose to satisfy its conversion obligation by paying or delivering, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, either (1) solely cash (“Cash Settlement”), (2) shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 5.05 (“Stock Settlement”) or (3) a combination of cash and shares of Common Stock, if any, with a particular Specified Dollar Amount (“Combination Settlement”), as set forth in this Section 5.04.

(i)                                     All conversions on or after the Final Settlement Method Election Date shall be settled using the same Settlement Method. If the Company has not delivered to the Trustee and all Holders a written notice of its election of a Settlement Method on or prior to the Final Settlement Method Election Date, the Company shall, with respect to any conversions on or after the Final Settlement Method Election Date, be deemed to have elected to satisfy its conversion obligation using Combination Settlement with a Specified Dollar Amount of $1,000, unless the Company has previously irrevocably elected another Settlement Method or Combination Settlement with a different Specified Dollar Amount as described in Section 5.04(a)(iii).

(ii)                                  For all conversions prior to the Final Settlement Method Election Date, the Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date.  Except for any conversions that occur on or after the Final Settlement Method Election Date, or following any Irrevocable Election as described in Section 5.04(a)(iii), the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.  If the Company elects a particular Settlement Method in connection with any conversion prior to the Final Settlement Method Election Date, unless the Company has previously made an Irrevocable Election pursuant to Section 5.04(a)(iii), the Company shall inform Holders so converting through the Trustee of the Settlement Method the Company has selected (including the Specified Dollar Amount, if applicable), no later than the close of business on the second Trading Day immediately following the related Conversion Date. If the Company does not timely make such an election, or if the Company elects Combination Settlement in respect of its conversion obligation, but the Company does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, the Company shall be deemed to have elected Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes with respect to such conversion.

(iii)                               Prior to the Final Settlement Method Election Date, the Company may, by written notice to Holders, at its option irrevocably elect Stock Settlement, Cash Settlement or Combination Settlement with a particular Specified Dollar Amount, for all conversions with a Conversion Date subsequent to the Company’s delivery of such notice (any such election, an “Irrevocable Election”).

(iv)                              The amount of cash, if any, and the number of shares of Common Stock, if any, that the Company is required to pay or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)                               if the Company elects to satisfy its conversion obligation through Stock Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (together with cash in lieu of fractional shares as set forth in Section 5.05);

(B)                               if the Company elects to satisfy its conversion obligation through Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Conversion Period; and

(C)                               if the Company elects (or is deemed to have elected) to satisfy its conversion obligation through Combination Settlement, the Company shall deliver to Holders, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the related Conversion Period.

(v)                                 The “Daily Settlement Amount” for each of the 25 consecutive Trading Days of the applicable Conversion Period, will consist of:

(A)                               cash equal to the lesser of (i) a dollar amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company pursuant to Section 5.04(a)(i) or (ii), as the case may be (the “Specified Dollar Amount”), if any, divided by 25 (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value; and

(B)                               to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

(vi)                              Payment or delivery, as the case may be, of the consideration due upon conversion shall be made (A) in the case of Stock Settlement, three Business Days after the Conversion Date, unless such Conversion Date occurs following the Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date or (B) in the case of any other Settlement Method, three Business Days after the last Trading Day of the Conversion Period; provided, however, that, in the case of clause (A) or (B), if prior to the Conversion Date for any converted Notes the Common Stock has been replaced by Reference Property consisting solely of cash pursuant to Section 5.12, the Company shall pay the consideration due in respect of conversion on the third Business Day immediately following the related Conversion Date, and, notwithstanding anything to the contrary herein, no Conversion Period shall apply to those conversions.

(vii)                           As a result of the provisions set forth in this Section 5.04(a), in the case of Cash Settlement or Combination Settlement, if a Market Disruption Event occurs on a Scheduled Trading Day during the Conversion Period, or if such Scheduled Trading Day is not a Trading Day for any other reason, then the Daily Conversion Value or Daily Settlement Amount, as applicable, will be determined on the next following Trading Day and delivery of the settlement amount will be delayed accordingly. No interest will accrue on account of such delay.

(b)                                 Each conversion shall be deemed to have been effected immediately prior to the close of business on the relevant Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such conversion shall be treated as the Holder of record of such shares as of the close of business on the Conversion Date (in the case of Stock Settlement) or the last Trading Day of the relevant Conversion Period (in any other case).

(c)                                  Any cash amounts due upon conversion by a Holder of Notes surrendered for conversion shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued, any shares of Common Stock due upon conversion to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository (together with any cash in lieu of fractional shares).

(d)                                 Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid Interest, if any, except as set forth in this clause (d), and the Company shall not adjust the Conversion Rate to account for accrued and unpaid Interest. Except as set forth in this subsection (d), the Company’s settlement of the conversion of a Note pursuant to this Section 5.04 shall be deemed to satisfy its obligation to pay the principal amount of such Note and accrued and unpaid Interest thereon, if any, to, but not including, the relevant Conversion Date.  As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon conversion of a Note into a combination of cash and shares of Common Stock, accrued and unpaid Interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the foregoing, if a Note is converted after the close of business on a Record Date, the Holder of such Note at the close of business on such Record Date shall receive the Interest payable on such Note on the corresponding Interest Payment Date notwithstanding such conversion. A Note surrendered for conversion after the close of business on any Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the Interest that will be payable on such Interest Payment Date on the Note so converted; provided, however, that no such payment need be made:

(i)                                     if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date;

(ii)                                  with respect to any Note surrendered for conversion following the Record Date immediately preceding the Maturity Date; or

(iii)                               only to the extent of any overdue Interest, if any overdue Interest remains unpaid at the time of conversion with respect to such Note.

As a result of the foregoing, the Company will pay Interest on the Maturity Date on all Notes converted after the Record Date preceding the Maturity Date, and converting Holders will not be required to pay equivalent interest amounts.

Section 5.05.  Fractions of Shares.  The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock otherwise issuable upon conversion based on the Daily VWAP of the

Common Stock on the relevant Conversion Date (in the case of Stock Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Conversion Period (in the case of any other Settlement Method).  For each Note surrendered for conversion, if the Company has elected to satisfy its conversion obligation through Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Conversion Period and any fractional share remaining after such computation shall be paid in cash. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

Section 5.06.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 5.06 without having to convert their Notes as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000:

(a)                                 In case the Company shall exclusively issue shares of Common Stock as a dividend or distribution on shares of the outstanding Common Stock, or shall effect a share split into a greater number of shares of Common Stock or a share combination into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1 =                           the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as applicable;

OS0 =                             the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on the effective date of such share split or share combination, as applicable; and

OS1 =                             the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this subsection (a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is announced but not so paid or made, or any share split or combination of the type described in this clause (a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(b)                                 If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the record date of such issuance to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =                           the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 =                           the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =                              the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =                                         the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =                                         the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this subsection (b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this subsection (b) and for purposes of Section 5.01(b)(iii)(x), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes shares of Capital Stock, evidences of indebtedness of the Company, other assets or property of the Company or rights, options or warrants to acquire Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock, excluding:

(i)                                     dividends, distributions, rights, options or warrants as to which as adjustment was effected pursuant to Section 5.06(a) or 5.06(b);

(ii)                                  dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.06(d);

(iii)                               distributions of Reference Property pursuant to a transaction specified in Section 5.12; and

(iv)                              Spin-Offs as to which the provisions set forth below in this Section 5.06(c) shall apply,

then, in each such case, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =                           the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 =                                the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =                      the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of Common Stock, without having to convert its Notes, the amount and kind of Capital Stock of the Company, evidences of indebtedness of the Company, other assets or property of the Company or rights, options or warrants to acquire Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the record date for the distribution.

Any increase made under the portion of this Section 5.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”) the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =                            the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the Valuation Period;

CR1 =                           the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0 =                 the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price set forth in Section 1.02 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and

MP0 =                           the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 5.06(c) shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate.  If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the last Trading Day of the Conversion Period in respect of any conversion, references in the definition of “FMV0” relating to Spin-Off’s above to 10 Trading Days shall be deemed to be replaced, solely in respect of such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Period.

Rights, options or warrants distributed by the Company to all or substantially all holders of Common Stock, entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this subsection (c) (and no adjustment to the Conversion Rate under this subsection (c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this subsection (c). Subject to Section 5.06(i), if any such rights, options or warrants are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). Subject to Section 5.06(i), in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this subsection (c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of this Section 5.06(c) and Sections 5.06(a) and 5.06(b), any dividend or distribution to which this Section 5.06(c) is applicable that also includes shares of Common Stock to which Section 5.06(a) applies or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 5.06(b) applies, shall be deemed instead to be (1) a dividend or distribution of the shares of Capital Stock, evidences of indebtedness or other assets or property, other than such shares of Common Stock or such rights, options or warrants, to which this Section 5.06(c) applies (and any Conversion Rate adjustment required by this Section 5.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 5.06(a) and 5.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall under this Section 5.06(c) be substituted as “the Ex-Dividend Date” within the meaning of Section 5.06(a) and Section 5.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the open of business on the Ex-Dividend Date or immediately prior to the open of business on the effective date of such share split or combination, as applicable” within the meaning of Section 5.06(a) or “outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution” within the meaning of Section 5.06(b).

(d)                                 If any cash dividend or distribution is made by the Company to all or substantially all holders of outstanding Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =                           the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =                                the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =                                         the amount in cash per share that the Company distributes holders of Common Stock.

Any increase made under this Section 5.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided that if any dividend or distribution described in this Section 5.06(d) is declared but not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared, effective as of date the Board of Directors determines not to pay such a dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =                            the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =                           the Conversion Rate in effect immediately after the close of business on 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =                                the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =                              the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 =                             the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 =                               the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires.

The adjustment to the Conversion Rate under this Section 5.06(e) shall occur at the close of business on the 10th Trading Day immediately following, and including the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following and including the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate.  If the Trading Day next succeeding the expiration date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references in the definition of “SP1” above to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date, to and including, the last Trading Day of such Conversion Period.

(f)                                   If:

(i)                                     the Company elects to satisfy its conversion obligation through Combination Settlement and shares of Common Stock are deliverable for a given Trading Day within the Conversion Period applicable to Notes that a Holder has converted,

(ii)                                  the record date, effective date or expiration date for any distribution or transaction that requires an adjustment to the Conversion Rate as described in subsections (a), (b), (c), (d) and (e) of this Section 5.06 occurs on or after the first Trading Day of the relevant Conversion Period and on or prior to the last Trading Day of such Conversion Period,

(iii)                               the number of such shares of Common Stock is calculated (x) for a Trading Day in such Conversion Period that occurs on or prior to such record date, effective date or expiration date and (y) based on a Conversion Rate that is not adjusted as described in subsections (a), (b), (c), (d) and (e) of this Section 5.06 in respect of such distribution or transaction, and

(iv)                              the shares a Holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares were not held on a related record date or otherwise), then the Company shall adjust the number of shares that the Company will deliver to you in respect of the relevant Trading Day as the Company determines appropriate in good faith to reflect the relevant distribution or transaction.

(g)                                  If a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Note on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date pursuant to Section 5.04(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions and settlement provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock such Holder is entitled to receive upon conversion on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

In addition, if a Holder converts a Note, Combination Settlement is applicable to such Note and the Daily Settlement Amount for any Trading Day during the Conversion Period applicable to such Note:

(i)                                     is calculated based on a Conversion Rate adjusted on account of any distribution or transaction described in subsections (a), (b), (c), (d) and (e) of this Section 5.06; and

(ii)                                  includes any shares of Common Stock that entitle their holder to participate in such event;

then, notwithstanding the foregoing Conversion Rate adjustment provisions and settlement provisions, (x) such Conversion Rate adjustment shall only be made for such converting Holder for such Trading Day to the extent of the cash or other consideration (other than shares of Common Stock entitled to participate in such event) included in the Daily Settlement Amount for such Trading Day and (y) with respect to such shares of Common Stock, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)                                                Notwithstanding any of the foregoing, the applicable Conversion Rate will not be adjusted:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)                               upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in subclause (ii) and outstanding as of the date the Notes were first issued;

(iv)                              for a change in the par value of the Common Stock; or

(v)                                 for accrued and unpaid interest, if any.

(i)                                     To the extent that the Company has a rights plan in effect upon conversion of the Notes (i.e., a poison pill), converting Holders of the Notes shall receive, in addition to any Common Stock received in connection with such conversion, the rights under such rights plan, unless prior to such conversion, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants pursuant to Section 5.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(j)                                    In addition to those adjustments required by subsections (a), (b), (c), (d), (e) and (f) of this Section 5.06, and to the extent permitted by applicable law and applicable listing rules of The New York Stock Exchange and any other securities exchange on which the Company’s securities are then listed, (i) the Company in its sole discretion from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) of Common Stock or similar events.

(k)                                 Adjustments to the Conversion Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(l)                                     For purposes of this Section 5.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)                             Whenever any provision of the Indenture requires the Company to calculate Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or the Stock Price for purposes of a Make-Whole Fundamental Change over a span of multiple days, the Board of Directors shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Expiration Date or effective date of the event occurs, at any time during the period for which such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values, Daily Settlement Amounts or the Stock Price is to be calculated.  For the avoidance of doubt, the adjustments made pursuant to this subsection (m) shall be made without duplication of any adjustment made pursuant to subsection (f) of this Section 5.06.  Neither the

Trustee nor the Conversion Agent shall have any responsibility for any of the foregoing calculations or determinations.

(n)                                 For purposes of this Section 5.06, the term “record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise), and the term “effective date” shall mean the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 5.07.  Notice of Adjustments of Conversion Rate.  Whenever the Conversion Rate is adjusted as herein provided, the Company shall compute the adjusted Conversion Rate in accordance herewith and shall prepare a certificate signed by the Chief Financial Officer or Principal Accounting Officer of the Company setting forth the adjusted Conversion Rate and describing in reasonable detail the facts upon which such adjustment is based. Such certificate shall promptly be filed with the Trustee and with the Conversion Agent (if other than the Trustee), and the Company shall also notify the holders of the adjustment. Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 5.08.  Company To Reserve Common Stock.  The Company shall at all times and from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock that is not committed for any other purpose, for the purpose of issuance upon conversion of Notes, a number of shares of Common Stock equal to the product of (a) the Maximum Conversion Rate and (b) the aggregate principal amount of Outstanding Notes divided by $1,000.

Section 5.09. Taxes on Conversions.  The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance of shares of Common Stock upon any conversion of Notes hereunder; provided that the Company shall not be required to pay any tax that is due because the converting Holder requests such shares to be issued in a name other than such Holder’s name, and no such issuance shall be made unless and until the Holder has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 5.10.  Certain Covenants.  Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action that it reasonably determines is necessary to ensure that the Company may validly and legally issue a number of shares of Common Stock equal to the Maximum Conversion Rate (giving effect to such prospective adjustment), and that such shares would be considered fully paid under applicable law.

Section 5.11.  Cancellation of Converted Notes.  All Notes delivered to the Conversion Agent for conversion shall be delivered to the Trustee or its agent and canceled by the Trustee as provided in Section 3.9 of the Original Indenture.

Section 5.12.  Provision in Case of Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii)                                  any consolidation, merger or combination involving the Company;

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)                              any statutory share exchange,

in each case, in which holders of outstanding Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (“Reference Property” and any such transaction, a “Share Exchange Event”), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted hereby providing that, at and after the effective time of such Share Exchange Event, Holders of each $1,000 principal amount of Notes will be entitled to convert their Notes into the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event; provided that at and after the effective time of any such Share Exchange Event, (i) the Company will continue to have the right to determine the Settlement Method applicable to any conversion of Notes, unless the Company has previously made an Irrevocable Election pursuant to Section 5.04(a), (ii) any amount otherwise payable in cash upon conversion of the Notes pursuant to Section 5.04(a)(iv) shall continue to be payable in cash, (iii) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes pursuant to Section 5.04(a)(iv) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event and (iv) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Share Exchange Event. Such supplemental indenture shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments set described in Section 5.06. If the Reference Property in respect of any such Share Exchange Event includes shares of stock, securities or other property or assets of a company other than the successor or purchasing Person, as the case may be, in such Share Exchange Event, such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to purchase their Notes upon a Fundamental Change pursuant to Section 4.01, as the Board of Directors reasonably considers necessary by reason of the foregoing. If the Notes become convertible into Reference Property pursuant to this Section 5.12 or such a supplemental indenture, the Company shall notify the Trustee in writing and issue a press release containing the relevant information and make such press release available on the Company’s website. Throughout Article 5, if the Common Stock has been replaced by Reference Property as a result of any Share Exchange Event, references to Common Stock are intended to refer to such Reference Property, subject to the provisions of such supplemental indenture.

For purposes of this Section 5.12, the type and amount of consideration that holders of Common Stock are entitled to in the case of Share Exchange Events that cause Common Stock to be converted into the right to receive more than a single type of consideration because the holders of Common Stock have the right to elect the type of consideration they receive shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock.. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. If the Holders receive only cash in any Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (ii) the Company shall satisfy its conversion obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 5.12.

(b)                                 The above provisions of this Section 5.12 shall similarly apply to successive Share Exchange Events.

Section 5.13.  Responsibility of Trustee for Conversion Provisions.  The Trustee and any Conversion Agent, subject to the provisions of Article 6 of the Original Indenture, shall not at any time be under any duty or responsibility to any Holder of Notes or to the Company to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any Conversion Agent, subject to the provisions of Article 6 of the Original Indenture, shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent, subject to the provisions of Article 6 of the Original Indenture, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article 5.

Section 5.14.  Notice to Holders Prior to Certain Actions.  In case of:

(a)                                 any action by the Company or any Subsidiary thereof that would require an adjustment to the Conversion Rate under Section 5.06;

(b)                                 any Share Exchange Event;

(c)                                  any voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries; or

(d)                                 any Merger Transaction;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture excluding, for the avoidance of doubt, Section 5.07), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be sent to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 7.1 of the Original Indenture, as promptly as practicable but in any event at least five calendar days prior to the applicable date specified in clause (x) or (y) below (or, if later, no more than two Business Days following the date on which the Company knows of the applicable date specified in clause (x) or (y) below), a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or its Subsidiary or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or its Subsidiary, or (y) the date on which such Share Exchange Event, Merger Transaction, dissolution, liquidation or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, Merger Transaction, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the operation of any provision herein consequent on such event.

ARTICLE 6

SUBORDINATION

Section 6.01.  Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is an unsecured obligation and such indebtedness and all rights with respect thereto will be subordinated in right of payment, to the extent and in the manner provided in this Article 6, to the prior payment in full in cash of the Company’s obligations under the Credit Facility and that the subordination is for the benefit of and enforceable by the Lenders.  The Notes shall in all respects rank pari passu in right of payment with all other existing and future Senior Indebtedness of the Company other than indebtedness under the Credit Facility, and shall rank senior to any future subordinated Indebtedness of the Company; and other than indebtedness under the Credit Facility only Indebtedness of the Company that is secured shall rank senior to the Notes in accordance with the provisions set forth herein to the extent of the value of the assets securing such Indebtedness.

Section 6.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a)                                 the Lenders shall be entitled to receive payment in full in cash of such amounts owing under the Credit Facility before Holders shall be entitled to receive any payment of principal of or interest, if any, on, or any other amounts due in respect of the Notes from the Company; and

(b)                                 until the Lenders are paid in full in cash, any payment or distribution or other amount to which Holders would be entitled but for this Article 6 shall be made to the Lenders as their interests may appear, except that Holders may receive shares of Capital Stock and any debt securities that are subordinated to the Credit Facility to at least the same extent as the Notes.

Section 6.03. Default on Credit Facility.  The Company may not pay the principal of and interest on the Notes, make any deposit pursuant to Article 10 or otherwise repurchase or otherwise retire any Notes (collectively, “pay the Notes”) if:

(a)                                 any amounts owing under the Credit Facility are not paid in full in cash when due; or

(b)                                 any default under the Credit Facility occurs and the maturity of the Credit Facility is accelerated in accordance with its terms unless, in either case:

(i)                                     the default has been cured or waived and any such acceleration has been rescinded; or

(ii) any amounts owing under the Credit Facility and the have been paid in full in cash;

provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Administrative Agent with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.

During the continuance of any default (other than a default described in clause (a) or (b) of the preceding paragraph) with respect to the Credit Facility pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Administrative Agent specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full in cash of all amounts owing under the Credit Facility or (c) because no default with respect to the Credit Facility is continuing).

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 6.03), the Company may resume payments on the Notes after the end of such Payment Blockage Period, unless the Lenders or the representative thereof shall have accelerated the maturity of the Credit Facility, and such amounts owing under the Credit Facility have not been repaid in full in cash.

Section 6.04. Acceleration of Payment of Notes.  If payment of the Notes is accelerated because of an Event of Default, the Trustee (provided that a Responsible Officer of the Trustee shall have received written notice of such Event of Default from the Company or Holders, as applicable) shall promptly notify the Administrative Agent. If any amounts owing under the Credit Facility are outstanding, the Company may not pay the Notes until five Business Days after the Administrative Agent receives notice of such acceleration and, thereafter, may pay the Notes only if this Article 6 otherwise permits payment at that time.

Section 6.05. When Distribution Must Be Paid Over.  If a payment or distribution is made to Holders that because of this Article 6 should not have been made to them, the Holders who receive the payment or distribution shall hold it in trust for the Lenders and pay it over to them as their interests may appear.  The Trustee shall have no obligation to advise the Holders of their obligations or Lenders of their rights under this Section 6.05.

Section 6.06. Subrogation. After all amounts owing under the Credit Facility and the are paid in full in cash and until the Notes are paid in full, Holders shall be subrogated to the rights of the Lenders to receive distributions applicable to the Credit Facility. A distribution made under this Article 6 to the Lenders which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company on the Credit Facility.

Section 6.07. Relative Rights. This Article 6 defines the relative rights of Holders and the Lenders. Nothing in this Indenture shall:

(a)                                 impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest, if any, on, and all other amounts due to Holders with respect to, the Notes in accordance with their terms; or

(b)                                 prevent the Trustee or any Holder from exercising its available remedies upon an Event of Default, subject to the rights of the Lenders to receive distributions otherwise payable to Holders.

Section 6.08. Subordination May Not Be Impaired by Company. No right of any Lender to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 6.09. Rights of Trustee and Paying Agent. Notwithstanding Section 6.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Responsible Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 6. The Company, the Administrative Agent and any Lender may give such notice.

The Trustee in its individual or any other capacity may be a Lender with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee, to the extent that it is a Lender, shall be entitled to all the rights set forth in this Article 6 with respect to the Credit Facility as any other Lender; and nothing in Article 6 of the Original Indenture shall deprive the Trustee of any of its rights as a Lender. Nothing in this Article 6 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7 of the Original Indenture or any other Section of the Indenture.

Section 6.10. Distribution or Notice to Administrative Agent. Whenever a distribution is to be made or a notice is to be given to Lenders, the distribution may be made and the notice may be given to the Administrative Agent.

Section 6.11. Article 6 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 6 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 6 shall have any effect on the right of Holders or the Trustee to accelerate the maturity of the Notes.

Section 6.12. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 6, the Trustee and the Holders shall be entitled to rely

(a)                                 upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 6.02 are pending,

(b)                                 upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to Holders or

(c)                                  upon the Administrative Agent

for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Lenders and other holders of indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a Lender to participate in any payment or distribution pursuant to this Article 6, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts owing to such Person under the Credit Facility, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 6, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Article 6 of the Original Indenture shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 6.

Section 6.13. Trustee to Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the Lenders as provided in this Article 6 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.02 at least 30 days prior to the expiration of the time to file such claims the Administrative Agent is hereby authorized to file an appropriate proof in any such proceeding.

Section 6.14. Trustee Not Fiduciary for Lenders. The Trustee shall not be deemed to owe any fiduciary duty to the Lenders and shall not be liable to any such Lenders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any Lenders shall be entitled by virtue of this Article 6 or otherwise.

Section 6.15. Reliance by Lenders on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each Lender, whether Indebtedness under the Credit Facility was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Indebtedness under the Credit Facility and such Lenders shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Indebtedness under the Credit Facility.

Section 6.16.  Original Indenture.  With respect to the Notes, this Article 6 shall supersede Article 16 of the Original Indenture in its entirety, and any reference in the Original Indenture to Article 16 or to any provision thereof shall be deemed to refer to the corresponding provision, if any, herein.

ARTICLE 7

EVENTS OF DEFAULT; REMEDIES

Section 7.01. Original Indenture.  With respect to the Notes, (i) Section 7.02 hereof shall supersede Section 5.1 of the Original Indenture; (ii) Section 7.03 hereof shall supersede Section 5.2 of the Original Indenture; (iii) Section 7.04 hereof shall supersede Section 5.7 of the Original Indenture; (iv) Section 7.05 hereof shall supersede Section 5.8 of the Original Indenture; (v) Section 7.06 hereof shall supersede Section 5.13 of the Original Indenture; and (vi) Section 7.07 hereof shall, to the extent set forth therein, supersede Section 5.15 of the Original Indenture, and any reference in the Original Indenture to any such provision of the Original Indenture shall be deemed to refer to the corresponding provision herein (if any).

Section 7.02.  Events of Default.

Notwithstanding the “Events of Default” set forth in Section 5.1 of the Original Indenture, which shall not apply with respect to the Notes, each of the following is an “Event of Default” with respect to the Notes:

(a)                                 default in any payment of interest on any Note when due and payable and the default continues for 30 days;

(b)                                 default in the payment of principal of any Note when due and payable on the Maturity Date, upon required purchase in connection with any Fundamental Change, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to pay or deliver, as the case may be, the Settlement Amount owing upon conversion of any Note within five days;

(d)                                 failure by the Company to provide timely written notice pursuant to Section 5.01(b)(iii) or 5.01(b)(iv) or to timely provide a Fundamental Change Purchase Right Notice in accordance with the terms provided in Section 4.01(b)  and, in either case, such failure is not cured within five days after the due date for such notice;

(e)                                  failure by the Company to comply with its obligations under Article 8;

(f)                                   failure by the Company to perform any other covenant required of it as provided in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in subsections (a) through (e) above) and such failure continues for 90 days after written notice thereof has been received by the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding (with a copy to the Trustee);

(g)                                  default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable after any applicable grace period or (ii) constituting a failure to pay the principal of any such debt when due and payable after any applicable grace period at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)                                 the Company or any Significant Subsidiary thereof shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(i)                                     an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days; or

(j)                                    a final judgment, entered in a court of competent jurisdiction, for the payment of $10.0 million (or its foreign currency equivalent) or more rendered against the Company or any Significant Subsidiary, which judgment is not covered by insurance (other than with respect to customary deductibles) or not paid, discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 7.03.  Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than those specified in Section 7.02(h) and 7.02(i) with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare 100% of the principal amount plus accrued and unpaid Interest, if any, on all the Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus accrued and unpaid Interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 7.02(h) or 7.02(i) (in each case, with respect to the Company), 100% of the principal amount plus accrued and unpaid Interest, if any, on all Outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except with respect to nonpayment of principal, including the Fundamental Change Price, if applicable, or interest with respect to the failure to deliver the consideration due upon conversion) if:

(i)                                     such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)                                  all existing Events of Default, other than the non-payment of the principal amount plus accrued and unpaid Interest, if any, on the Notes (including any Fundamental Change Purchase Price, if applicable) that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.06.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Notwithstanding the provisions of this Section 7.03, if so elected by the Company, the sole remedy for any Event of Default relating to the Company’s failure to comply with Section 9.01, will for the first 360 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at an annual rate equal to (i) 0.25% of the principal amount of Outstanding Notes during the first 180 calendar days after the occurrence of such an Event of Default during which such Event of

Default is continuing and (ii) 0.50% of the principal amount of Outstanding Notes for each day from the 181st day to, and including, the 360th calendar day following the occurrence of such an Event of Default during which such Event of Default is continuing. If the Company so elects, the Additional Interest payable under this Section 7.03 will be payable on all Outstanding Notes from and including the date on which such Event of Default first occurs, but not including the 360th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 361st day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to such 361st day), Additional Interest payable pursuant to this Section 7.03 will cease to accrue and, to the extent the Event of Default is continuing after such 361st day, the Notes will be immediately subject to acceleration as provided in this Section 7.03. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 7.03 upon an Event of Default in accordance with this paragraph, or elects to pay Additional Interest but does not pay such Additional Interest when due, the Notes will be immediately subject to acceleration as provided in this Section 7.03.  In order to elect to pay the Additional Interest payable pursuant to this Section 7.03 as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the failure to comply with Section 9.01 in accordance with the provisions of this paragraph, the Company must notify all Holders, the Trustee and the Paying Agent of such election prior to the beginning of such 360 day period (which period shall not commence until the expiration of the 90-day period set forth in Section 7.02(f) above). Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice, the Notes will be immediately subject to acceleration as provided in this Section 7.03.

If the Company so elects, Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.  If Additional Interest is payable on the Notes, the Issuer shall provide an Officer’s Certificate to the Trustee on or before the Record Date for each Interest Payment Date such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Issuer relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of any Additional Interest owed, or with respect to the method employed in such calculation of any Additional Interest. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Payments of the Fundamental Change Purchase Price, principal and Interest that are not made when due shall accrue Interest per annum at the then-applicable interest rate from the required payment date.

Section 7.04. Limitation on Suits.  No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 7.02(a), 7.02(b) or 7.02(c)), unless:

(i)                                     such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii)                                  the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)                               such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)                              the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v)                                 no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 7.05. Unconditional Right of Holders To Receive Payment.  Notwithstanding any other provision of the Indenture or the Notes, any Holder has the right to receive payment or delivery, as the case may be, of the principal amount, Fundamental Change Purchase Price or accrued and unpaid Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Fundamental Change Purchase Date, as applicable, and the consideration due upon conversion of the Notes in accordance with Article 5, or to institute suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such right to receive such payment or delivery, as the case may be, shall not be impaired or affected adversely without the consent of such Holder.

Section 7.06. Waiver of Defaults and Events of Default.  The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences (including without limitation, waivers obtained in connection with a purchase of, or tender offer or exchange for Securities), except a Default:

(i)                                     described in Section 7.02(a), 7.02(b) or 7.02(c); or

(ii)                                  in respect of a covenant or provision hereof which under Article 11 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.07. Undertaking for Costs. The provisions of Section 5.15 of the Original Indenture, in addition to the limitations set forth therein, shall not apply to any suit instituted by a Holder to enforce its right to receive the consideration due upon conversion of its Notes within the time period prescribed herein.

ARTICLE 8

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01. Original Indenture.  This Article 8 supersedes in its entirety Article 8 of the Original Indenture, with the provisions of Section 8.02 of this Supplemental Indenture superseding the provisions of Sections 8.1 and 8. 2 of the Original Indenture.  In addition, each reference in the Original Indenture to Section 8.1 or 8.2 of the Original Indenture will, respect to the Notes, be deemed to be a reference to Section 8.02 or 8.03, respectively, of this Supplemental Indenture.

Section 8.02. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into or sell, convey, transfer or lease all or substantially all of its properties and assets to any other Person (any such transaction or series of transactions, a “Merger Transaction”), unless:

(a)                                 either (i) the Company is the resulting, surviving or transferee Person or (ii) the resulting, surviving or transferee Person (if other than the Company) (the “Surviving Entity”), (1) is a Corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity (if other than the Company) expressly assumes, by a supplemental indenture executed and delivered to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)                                  either the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.03.  Successor Substituted.  Upon any consolidation of the Company with, or merger with or into or sale of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with Section 8.02, the successor Person formed by such consolidation or which the Company is merged with or into or sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 9

REPORTS BY COMPANY

Section 9.01.  Reports by Company.  The Company covenants to file with the Trustee copies of the annual reports and of the information, documents and other reports the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the same is required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided that in each case, the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute “filing” with the Trustee for purposes of this Section 9.01 at the time such documents are so delivered or filed. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Company also covenants to comply with the other provisions of Section 314(a) of the TIA.  The Trustee shall have no duty to monitor compliance by the Company of its filing or reporting requirements.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01. Original Indenture. This Article 10 supersedes in its entirety the provisions set forth in Article 4 of the Original Indenture and any reference in the Original Indenture to such Article 4 or any provision therein shall be deemed to refer this Article 10 or the corresponding provision herein (if any), as the case may be.

Section 10.02. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Outstanding Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Outstanding Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at the Maturity Date, or on any Fundamental Change Purchase Date or upon conversion and determination of related Settlement Amounts or otherwise) and the Company shall deposit with the Trustee, in trust, cash funds and (in the case of conversion) shares of Common Stock, if any, sufficient to pay all amounts due on all of such Outstanding Notes including principal and Interest due or satisfy the Company’s conversion obligation, as the case may be, (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, and, in each case, the Company shall also pay or cause to be paid all other sums payable under the Indenture by the Company, then the Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Holders to receive payments of principal of and Interest on, or the consideration due upon conversion of, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as may be required pursuant to the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture. The Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Notes.

Section 10.03. Deposited Monies and Shares To Be Held in Trust by Trustee. Subject to Section 10.04, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 10.02 shall be held in trust for the sole benefit of the Holders, and such monies and shares of Common Stock, if any, shall be applied by the Trustee to the payment, either directly or through the Paying Agent or Conversion Agent (including the Company if acting as the Paying Agent or Conversion Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums due and to become due thereon for principal and Interest or the satisfaction of the Company’s conversion obligation, as the case may be, and payment of all other sums due under the Indenture.

Section 10.04. Paying Agent or Conversion Agent To Repay Monies and Shares Held.  Upon the satisfaction and discharge of the Indenture, all monies and shares of Common Stock, if any, then held by the Paying Agent or Conversion Agent (if other than the Trustee) shall, upon written request of the Company, be repaid or delivered to the Company or paid or delivered to the Trustee, and thereupon such Paying Agent or Conversion Agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.

Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or Interest on or other obligations under, or to satisfy the Company’s conversion obligation with respect to, the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or Interest on, or other obligations under, such Notes or the Company’s conversion obligation, as the case may be, shall have become due and payable, shall be repaid or delivered to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 10.05. Reinstatement.  If the Trustee or the Paying Agent or Conversion Agent is unable to apply any money or shares of Common Stock in accordance with Section 10.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.02 until such time as the Trustee or the Paying Agent or Conversion Agent is permitted to apply all such money or shares of Common Stock in accordance with Section 10.03; provided, however, that if the Company makes any payment of Interest on or principal of any Note or delivery of shares in respect of its conversion obligation following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock held by the Trustee or Paying Agent or Conversion Agent.

ARTICLE 11

SUPPLEMENTAL INDENTURES

Section 11.01. Supplemental Indentures Without Consent of Holders.  The Company and the Trustee at any time and from time to time may without notice to, or the consent of, any Holder enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes in addition to the purposes set forth in Section 9. 1 of the Original Indenture (as amended hereby with respect to the Notes):

(i)                                     to cure any ambiguity or correct any omission, defect or inconsistency contained herein;

(ii)                                  to provide for the assumption by a successor Corporation, Surviving Entity or other successor Person of the obligations of the Company contained herein;

(iii)                               to add guarantees with respect to the Notes and to remove guarantees in accordance with the terms of the Notes and the Indenture;

(iv)                              to secure the Notes;

(v)                                 to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(vi)                              to increase the Conversion Rate as provided in this Indenture or make provisions with respect to conversion rights of the Holders pursuant to Section 5.12;

(vii)                           to make any change that does not adversely affect the rights of any Holder;

(viii)                        to evidence the acceptance or appointment of a successor Person to the Trustee and the assumption of such successor Person of the obligations of the Trustee hereunder;

(ix)                              to comply with requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

(x)                                 to conform the provisions of this Indenture to the “Description of Notes” section contained in the preliminary prospectus supplement dated December 8, 2014 relating to the Notes, as supplemented by the related pricing term sheet dated December 9, 2014; provided that the Trustee receives an Officer’s Certificate setting forth such conformity.

For purposes of the Notes, clauses (1), (6), (9), (11) and (12) of Section 10.01 of the Original Indenture shall be deemed to be deleted in their entirety.

Section 11.02. Supplemental Indentures with Consent of Holders.  The Company and the Trustee may amend or supplement the Indenture with respect to the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Securities). In addition, the Holders of a majority in aggregate principal amount of the Outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may waive the Company’s compliance in any instance with any provision of the Indenture without notice to the other Holders of Notes.

Notwithstanding Section 9.2 of the Original Indenture, no amendment, supplement or waiver may be made without the consent of each Holder of outstanding Notes affected thereby if such amendment, supplement or waiver would:

(i)                                     reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver under this Indenture (including any waiver of past defaults pursuant to Section 7.06);

(ii)                                  reduce the rate or extend the time of payment of any Interest on any Note;

(iii)                               reduce the principal amount of, or extend the Maturity Date of, any Note;

(iv)                              make any change that impairs or adversely affects the conversion rights of any Notes;

(v)                                 reduce the Fundamental Change Purchase Price of any Note or amend or modify in any manner adverse to the Holders of the Notes, the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)                              make any Note payable in currency other than that stated in the Note;

(vii)                           change the provisions of Article 6 hereof in a manner adverse to Holders of the Notes;

(viii)                        impair the right of any Holder to receive payment of the principal amount of (including the Fundamental Change Purchase Price, if applicable), or

Interest on, a Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(ix)                              impair or adversely affect the right of Holders to convert the Notes or otherwise modify provisions with respect to conversion, or reduce the Conversion Rate, subject to such modifications as are required under this Indenture; or

(x)                                 modify any of the provisions of this Section 11.02 or Section 7.06, except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Successors. All agreements of the Company and the Trustee in the Indenture and the Notes shall bind their respective successors.

Section 12.02. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.03. Calculations. Subject to the immediately following paragraph, and except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Indenture and the Notes, including, but not limited to, determinations of the Last Reported Sale Prices of Common Stock, the Trading Price of the Notes, accrued Interest payable on the Notes, the Conversion Rate of the Notes, the consideration due upon conversion of a Note and whether the Notes are convertible. The Company shall make all these calculations in good faith and, absent manifest error, its calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward a copy of such schedule to any Holder upon the request of such Holder.

The Trustee (including in its capacities as Conversion Agent, Paying Agent and Registrar) shall have no responsibility to determine the Trading Price of the Notes or whether the Notes are convertible or otherwise to make any of the foregoing calculations or determinations.

Section 12.04. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.05. Withholding Taxes. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold such amounts from payments of cash and shares of Common Stock on the Note (or, in certain circumstances, against any payments on the Common Stock).

Section 12.06. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.07. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 12.08.  Concerning the Trustee.  The Trustee makes no representations and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.  All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ENVESTNET, INC.

By:	/s/ Judson Bergman
	Name:	Judson Bergman
	Title:	Chairman and Chief Executive
Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Linda E. Garcia
	Name:	Linda E. Garcia
	Title:	Vice President

SCHEDULE A

Make-Whole Table

The following table sets forth the number of Additional Shares to be added to the Conversion Rate for each $1,000 principal amount of Notes pursuant to, and under the circumstances described in, Section 5.02 of this Supplemental Indenture, based on the Stock Prices and Effective Dates set forth below:

	Stock Price
Effective Date	$47.46	$50.00	$55.00	$60.00	$62.88	$65.00	$75.00	$85.00	$100.0	$115.00	$130.00	$150.00	$175.00	$200.00
December 15, 2014	5.1681	4.5984	3.6903	2.9969	2.6700	2.4597	1.7034	1.2171	0.7700	0.5081	0.3452	0.2115	0.0979	0.0458
December 15, 2015	5.1681	4.6396	3.6637	2.9258	2.5812	2.3607	1.5804	1.0934	0.6627	0.4220	0.2785	0.1653	0.0699	0.0291
December 15, 2016	5.1681	4.6072	3.5541	2.7681	2.4058	2.1760	1.3814	0.9079	0.5139	0.3099	0.1964	0.1120	0.0402	0.0130
December 15, 2017	5.1681	4.5180	3.3599	2.5111	2.1274	1.8875	1.0890	0.6502	0.3241	0.1784	0.1071	0.0591	0.0152	0.0016
December 15, 2018	5.1681	4.2736	2.9544	2.0164	1.6090	1.3620	0.6110	0.2768	0.0963	0.0447	0.0271	0.0163	0.0012	0.0000
December 15, 2019	5.1681	4.0978	2.2796	0.7645	0.0011	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SCH A - 1

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INCLUDE IF A GLOBAL SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]

ENVESTNET, INC.

No. R-[ ]	Initially $[ ]

1.75% Convertible Notes due 2019

CUSIP No.: 29404K AA4

ISIN Number: US29404KAA43

ENVESTNET, INC., a Delaware corporation, promises to pay to [CEDE & CO., or its registered assigns](1), the principal sum of          DOLLARS, [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,](2) on December 15, 2019.

(1)  Insert for Global Security

(2)  Insert for Global Security

Ex A - 1

Interest Payment Dates: June 15 and December 15 commencing on June 15, 2015.

Interest Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination thereof, at the Company’s election, on the terms and subject to the limitations referred to on the reverse hereof and provisions with respect to the subordination of the notes, in each case, as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

Ex A - 2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ENVESTNET, INC.

By:
Name:
Title:

ATTESTED BY:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory
Dated:

Ex A - 3

[FORM OF REVERSE OF NOTE]

ENVESTNET, INC.

1.75% Convertible Notes due 2019

1.                                      Interest

Envestnet, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture, the “Company”), promises to pay Interest on the principal amount of this Note at the rate of 1.75% per annum. The Company will pay Interest semiannually on June 15 and December 15 of each year, commencing on June 15, 2015. Interest on this Note will accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from December 15, 2014. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate of Interest then in effect; and it shall pay Interest (including post-petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

2.                                      Paying Agent, Registrar and Conversion Agent

Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or Conversion Agent in accordance with the terms of the Indenture. The Company may act as Paying Agent, Registrar or Conversion Agent.

3.                                      Indenture

The Company issued the Notes under an Indenture dated as of December 15, 2014 (the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of December 15, 2014 (the “Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

This Note is one of the Securities of the Company, designated as its 1.75% Convertible Notes due 2019, issued pursuant to the Indenture in an initial aggregate principal amount of $150,000,000 (or up to $172,500,000 if the Underwriters exercise their option to purchase additional Notes granted pursuant to the Underwriting Agreement in full). Additional Notes may be issued in accordance with the terms of the Indenture. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

Ex A - 4

4.                                      Conversion

Subject to certain conditions and during certain periods specified in the Indenture, at any time until the close of business on the second Business Day immediately preceding the Maturity Date of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, determined as set forth in the Indenture, based on the applicable Conversion Rate, as the same may be adjusted from time to time pursuant to the terms of the Indenture.

5.                                      Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the terms of the Indenture, subject to certain exceptions set forth therein. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

6.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes, subject to certain exceptions specified in the Indenture.

7.                                      Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare the principal of and accrued and unpaid Interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and Interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Notwithstanding the foregoing, at the election of the Company, the sole remedy for an Event of Default relating to a failure to file certain reports with the Commission and the Trustee shall for the first 360 calendar days after such Event of Default consist exclusively of the right to receive Additional Interest.

8.                                      No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Ex A - 5

9.                                      Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

10.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

11.                               GOVERNING LAW

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

12.                               CUSIP and ISIN Numbers

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee shall use the CUSIP and ISIN numbers in notices as a convenience to Holders, provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and that the validity of any such notice shall not be affected by any defect in or omission of any such numbers.

13.                               Subordination

The indebtedness evidenced by the Notes is an unsecured obligation and such indebtedness and all rights with respect thereto will be subordinated in right of payment, to the extent and in the manner provided in Article 6 of the Supplemental Indenture, to the prior payment in full in cash of the Company’s obligations under the Credit Facility (as defined in the Supplemental Indenture).

The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

Ex A - 6

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY(3)

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(3)  Insert for Global Security

Ex A - 7

[FORM OF CONVERSION NOTICE]

To: Envestnet, Inc.

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, cash, shares of Common Stock of Envestnet, Inc. or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that the check in payment for cash, if any, and the shares, if any, issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.

If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. In addition, subject to certain exceptions in the Indenture, if this notice is being delivered on a date after the close of business on a Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the Interest payable on such Interest Payment Date of the principal of this Note to be converted.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Ex A - 8

Fill in the registration of shares of Common Stock, if any, if to be issued, and Notes, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all, must be $1,000 or whole multiples thereof):

$

Social Security or Other Taxpayer
Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Ex A - 9

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Envestnet, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Envestnet, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to purchase from the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid Interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of Physical Securities, the certificate numbers of the Notes to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ ,000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex A - 10

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                    hereby sell(s), assign(s) and transfer(s) unto                        (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                        attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Ex A - 11